UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 9, 2025 (Date of earliest event reported)

NOVAGOLD RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 9, 2025, NOVAGOLD Resources Inc. (the “Company”) completed a non-brokered private placement (the “Private Placement”) of 17,173,853 common shares of the Company (the “Shares”) at a price of US $3.75 per share, for aggregate gross proceeds of approximately $64.4 million. The Private Placement was taken up by two of the Company’s current major institutional shareholders consisting of Electrum Strategic Resources LP and Kopernik Global Investors, LLC, on behalf of investment funds and accounts managed by it (together, the “Investors”). The Investors entered into subscription agreements for the Private Placement on May 7, 2025 (the “Subscription Agreements”).

The Company intends to use the net proceeds from this Offering to fund the Company’s obligation to purchase certain membership interests under that certain membership interest purchase agreement among Barrick Gold Corporation, the Company and Paulson Advisers LLC, which was described in the Company’s Form 8-K filed on April 22, 2025, and to use the remaining net proceeds, if any, for general corporate purposes including updating the feasibility study.

The Subscription Agreements contain customary representations and warranties and covenants that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Subscription Agreements and in the context of the specific relationship between the parties. The provisions of the Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the Company. The Subscription Agreements include similar resale registration rights as currently contained in the Backstop Agreement the Company entered into on April 22, 2025 and which was described in the Company’s Form 8-K filed on April 22, 2025.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by the full text of the form of Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated into this Item 3.02 by reference.

Each of the Investors (as defined below) has represented that it is an “accredited investor” and that it is acquiring the Shares purchased in the Private Placement for investment only and not with a view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws. The Shares are subject to a hold period under Canadian securities laws expiring four months and one day following issuance. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any U.S. state securities laws, and were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable U.S. state securities laws.

Item 7.01	Regulation FD Disclosure.

On May 9, 2025, the Company issued a press release entitled “NOVAGOLD Closes $179 Million Underwritten Upsized Public Offering of Common Shares”, attached hereto as Exhibit 99.1.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On May 9, 2025, the Company closed its previously announced upsized public offering consisting of 47,850,000 common shares of the Company at a public offering price of $3.75 per share. The aggregate gross proceeds to the Company from the offering were approximately $179.4 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Subscription Agreement
99.1	Press Release of NOVAGOLD dated May 7, 2025 entitled “NOVAGOLD Closes $179 Million Underwritten Upsized Public Offering of Common Shares”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2025	NOVAGOLD RESOURCES INC.

	By:	/s/ Peter Adamek
Peter Adamek
Vice President and Chief Financial Officer